Exhibit 99.1

FOR IMMEDIATE RELEASE

For information, contact:
Gabriela Duran
Zeno Group
202.336.7964
gabriela.duran@zenogroup.com

Collegiate Funding Services Names Former Merrill Lynch Executive
Nassos Michas to Board of Directors

FREDERICKSBURG, VA, (December 17, 2004) — Collegiate Funding Services, Inc. (NASDAQ: CFSI) announced today that Nassos Michas, former president and chief executive officer of Robeco USA, Inc. and a former executive of Merrill Lynch & Co., Inc. has been elected to its board of directors.

“Nassos has had a distinguished career of more than 30 years in financial services and we welcome him to the Collegiate Funding Services team,” said CFS chief executive officer J. Barry Morrow. “His operating experience and transaction expertise at major financial services companies will add tremendous value as we continue to grow and expand to meet the needs of our customers,” added Mr. Morrow.

Donald B. Marron, chairman of CFS and chairman and CEO of Lightyear Capital, said “The addition of Nassos to the CFS board underscores the company’s commitment to building its business under the direction of industry leaders. The knowledge, insight and guidance provided by Nassos and the other CFS board members are important assets to CFS as it continues on its strategy of becoming the leading provider of comprehensive education finance solutions.”

Mr. Michas spent 27 years with Merrill Lynch & Co. During his tenure at the firm, Mr. Michas led the firm’s mortgage business to the Malcolm Baldridge award for quality. In 2000, Mr. Michas was named the chairman of Merrill Lynch Banks, a post he held until becoming president and chief executive officer of New York-based asset management firm Robeco USA in 2001.

Mr. Michas also serves as chairman of the board of MAK Scientific. He is a member of the New York Society of Security Analysts and of the Advisory Committee of International Capital Markets to the New York Stock Exchange Board of Directors. He serves as a trustee of the Gennadius Library, which is affiliated with The American School of Classical Studies in Athens.

A graduate of the University of Utah, Mr. Michas also holds a Masters of Science from the University of California, Berkeley and a Masters of Business Administration from Harvard Business School.

About Collegiate Funding Services

Collegiate Funding Services is a leading education finance company dedicated to providing students and their families with the practical advice and loan solutions they need to help pay for and manage the cost of higher education. Collegiate Funding Services also offers a comprehensive portfolio of education loan products and services — including loan origination, loan servicing, and campus-based, scholarship and affinity marketing tools — to the higher education community. Since 1998, Collegiate Funding Services has facilitated the origination of over $16 billion in education loans, and currently manages over $10 billion in student loans for more than 400,000 borrowers.

For additional information, visit www.cfscampusloans.com or call 1-888-922-9965

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, future loan originations, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause the Company’s actual results to differ materially from the forward-looking statements the Company makes in this release are set forth in Exhibit 99.1 “Risk Factors”to the Company’s Form 10-Q for the Quarter Ended September 30, 2004. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. The Company undertakes no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events unless the Company has an obligation to do so under the federal securities laws. With respect to forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

###